============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 20, 2005


                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                          1-15274                      26-0037077
(State or other jurisdiction      (Commission File No.)        (I.R.S. Employer
   of incorporation )                                        Identification No.)

6501 Legacy Drive
Plano, Texas                                                75024-3698

(Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000


==============================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Attached as Exhibit 99.1 hereto are materials which will be distributed by J. C. Penney Company, Inc. ("Company") to the attendees of the Company's analyst meeting. The materials will be distributed at approximately 12:00 noon Dallas, Texas time on Wednesday, April 20, 2005.



Item 9.01(c)      Exhibits

Exhibit 99.1      J. C. Penney Company, Inc. Analyst Meeting Summary

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           J. C. PENNEY COMPANY, INC.


                                           By: /s/ Robert B. Cavanaugh
                                              Robert B. Cavanaugh
                                              Executive Vice President,
                                              Chief Financial Officer


Date:  April 20, 2005



                                  EXHIBIT INDEX


Exhibit Number                Description

99.1                          J. C. Penney Company, Inc. Analyst Meeting Summary

                                                                    Exhibit 99.1





                           J. C. Penney Company, Inc.
                             Analyst Meeting Summary



                                April 19-20, 2005

                              Safe Harbor Language

The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the company's current view of future events and financial performance. The words expect, plan, anticipate, believe, intend, should, will and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties that may cause the company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to competition, consumer demand, seasonality, economic conditions, including oil prices, retail industry consolidations, changes in management, acts of terrorism or war, and government activity. Please refer to the company's Form 10-K and other filings with the SEC for a further discussion of risks and uncertainties. Non-GAAP terms, such as EBITDA and free cash flow, are defined and presented in the company's most recent Annual Report on Form 10-K.

The Company's April 19-20, 2005 Analyst Meeting can be accessed through a real-time webcast that will be available for up to one year. For those viewing the webcast after April 20, 2005, please note that information presented will not be updated and it is possible that the information discussed is no longer current.

This information may not be republished or otherwise distributed without the prior written consent of the J.C. Penney Company.

                                Table of Contents

           Topic                                                   Page
   ------------------------------------------------          ----------------
           Executive Summary                                       4-5
           Long-Range Plan                                         6-7
           Merchandise                                             8-11
               Styles That Inspire
               Private Brands
               Benchmarking
               Sourcing
           Marketing                                               12
           The Store                                               13-14
               New Store Plans & Store Environment
           Direct & Multi-Channel                                  15
           Technology                                              16
           Financial Targets                                       17-20
               2005 Guidance
               Long-Range Plan Guidance
           Executive Board Biographies                             21-25

                                Executive Summary

JCPenney Has Made Significant Progress Executing the Turnaround Plan
          - Comparable department store sales increased an average of about 3% annually since 2000

          -    Gross margin and operating  profit increased nearly 700 bps since
               2000

          -    Operating performance is now competitive

          - $2.3 billion of positive free cash flow generated over the last five years

          -    Significantly improved credit metrics

2004 Was "A Breakout Year"

*    2004 results:

     - Comparable department store sales increased 5% - Sales per gsf increased to $150/ft (up 17% since 2000) - Gross margin increased 150 bps; SG&A improved by 120 bps

     - Operating profit increased 270 bps to 7.1% of sales - reached target 1 year early

*    $4.7 billion in cash and short-term  investments  at the end of 2004,  $2.2
     billion    earmarked    for    common    stock    repurchases    and   debt
     reductions/retirements

*    Significant capital structure repositioning announced and underway

     - Through April 1, 2005, have repurchased $2.1 billion of common stock, $1.7 billion of debt

     - Authorization for $1.6 billion additional share repurchase - expect to complete by year end 2005

Moving From Turnaround to Retail Leadership

*    New Long-Range Plan maps out strategy to become retail industry leader

*    Four key strategies in Long-Range Plan

     -    Make an emotional connection with the JCPenney customer

     -    Make JCPenney an easy and exciting place to shop

     -    Make JCPenney a leader in performance and execution

     -    Make JCPenney a great place to work

*    Much has been accomplished, but much more can be done to drive growth


Financial Objectives Through 2009

     * Comparable department store sales increasing low-single digits per year

     *    Department store square footage growth increasing about 1% per year

     * Direct (catalog and Internet) sales increasing low-to-mid single digits per year

     *    Gross margin > 39%, SG&A < 30%

     *    Operating profit of about 9% to 9.5% in 2009

     *    Key  EPS  growth  drivers:  1)  customer   franchise,   2)  consistent
          execution, 3) sales growth, 3) stock repurchases

     * Future free cash flow targeted for common stock repurchases; use a portion of existing cash for debt retirements

     * Potential for future dividend actions - targeting payout ratio about 20 - 25% of prior year earnings

     *    Continued strengthening of credit profile

                                 Long-Range Plan

JCPenney Vision
*      Make JCPenney the preferred shopping choice for Middle America

     - We define Middle America as household income in the range of $35,000 to $85,000 and 35 to 54 years of age

* Long-Range Plan is focused on delivering benefits to customers - in order to acquire new customers, increase shopping frequency, gain greater share of spending - as well as associates and investors

Four Key Strategies of the New Long-Range Plan

I.   Make an emotional connection with the customer

     *    Offer styles that inspire and reflect the lifestyle of our customer

     *    Create winning JCPenney private brands that develop customer loyalty

     * Build focused businesses that are compelling to our customer and improve performance

     *    Provide   merchandise   with  quality  and  selection   comparable  to
          department and specialty stores at smart prices

     *    Develop   powerful   marketing  and  advertising  that  motivates  our
          customers to visit JCPenney on a regular basis

II.  Make JCPenney an easy and exciting place to shop

     *    Interact with our customers pleasantly and efficiently

     * Clearly communicate ideas and information that are important to our customer

     *    Add interest, newness and excitement to the shopping experience

     *    Create easy and seamless shopping by connecting with our customer

     *    Strengthen our market presence with new stores and renovations

III. Make JCPenney a leader in performance and execution

     *    Maintain consistent, competitive sales growth

     * Increase the productivity of our assets, including inventory and selling space

     *    Optimize our operating speed and cycle time

     *    Improve gross margin

     *    Continually challenge and leverage our expense structure

     *    Achieve top quartile performance

IV. Make JCPenney a great place to work

     *    Attract, develop, and retain the best people in retail

     *    Create and sustain a customer-focused culture

         Merchandise (Making an Emotional Connection with the Customer)

Styles That Inspire

     *    Understand customer needs

          - Perform extensive customer research and analysis of purchasing behavior

          - Develop merchandise assortments that reflect the style of the "Moderate Customer"

     * Continually offer merchandise with quality and selection comparable to department and specialty stores at smart prices

     * Introduce new brands and products to fill gaps in the assortment, attract new customers and add interest, newness and excitement, such as:

          -    W - Work to Weekend

          -    nicole by Nicole Miller

          -    nick(it)

Building Private Brands

     * Approximately 40% of JCPenney sales in 2004, penetration level determined by customer

     *    Private brand strategy for success

          -    Develop customer loyalty - offer exclusivity

          - Define a distinct lifestyle, make emotional connection with the customer with consistent style, quality and price

* Seven major private brands, about 80% of private brand sales (brands noted with "*" had sales that exceeded $1 billion in 2004)

          -    The JCPenney Home Collection*
          -    St. John's Bay*
          -    Arizona*
          -    Worthington
          -    Stafford
          -    Delicates
          -    Okie Dokie

Product Development and Sourcing

* Product Development and Sourcing organization is critical to the success of private brand business

     - Works jointly with buying teams to identify trends and develop new product - focus on design

     - Optimizes order flow by country (currently orders are placed in over 50 countries)

     -    Creates   tremendous   flexibility  while  maintaining   control  over
          merchandise design, quality and style - continually improving product

*    Cycle time reduction is a major initiative

     -    Develop processes that get the merchandise to the store faster

Impact of Quota Elimination

* Over time, JCPenney will concentrate production in fewer countries and factories
*    Cost reductions allow investment in better product
     -    Costs could come down by 8% to 18% over the next few years
     - Level of final cost savings realized is impacted by safeguards that are implemented
     -    Do not expect significant change to consumer prices

*    China will be an important source for product over time
     -    Proceeding cautiously
     - Safeguards restricting product quantities will impact imports from China
     -    Prepared with contingencies on all product

Benchmarking For Success

*    Using sophisticated analysis tools, we benchmark:
     - Financial metrics: sales, gross margin, market share, inventory turnover, etc.
     -    Best in class competitors and brands
     -    Store and merchandise category performance
     -    Quality and style for the price
     -    Customer  and   associate   perceptions   (customer   service,   store
          environment, etc.)

*    Why we benchmark

     - Benchmarking provides a focus on businesses/categories that are most important to our customer
     -    Learn from those who are doing it better - enhance our performance
     - Internal benchmarking -- continually learn from our own best practices, share learnings across categories and divisions within JCPenney
     -    External benchmarking - learn from best in class competition

          Marketing (Making an Emotional Connection with the Customer)

*    Evolution of the JCPenney marketing message

     -    Turnaround phase - focused primarily on promotional advertising
     -    Transition phase - beginning to elevate our branding message
     -    Leadership phase - "Make an emotional connection with the customer"

*    The JCPenney Brand Essence

     -    Internal handle to coordinate all customer touch points
     -    Focus on delivering style that is relevant to our customer
     - Provides inspiration - adding newness, interest, excitement, energy to shopping experience
     -    Provides a sense of urgency - an internal call to action

*    Continue to balance our total marketing message

     -    Will maintain promotional intensity to remain competitive
     - Evolve customer's perception of the JCPenney brand and our private brands
     - Get more credit for broad assortments, merchandise style and quality we have to offer

* Continuing focus on improving marketing productivity by utilizing post analysis processes and measurement tools

              The Store (Making the Store an Easier Place to Shop)

Increasing Productivity to Strengthen our Store Portfolio

*    Focus on consistent shopping experience - all departments and stores
     -    Implementation of merchandise presentation standards across all stores
     -    BOX 1 strategy - centrally led

* Simplified, standardized store layout is easier and faster to implement as new stores are opened

* In-store navigation simplified through strategically placed graphics and billboards

*    Consistent role of Hot Spots, Hot Zones, and Hot Looks

     -    Creates a more enjoyable shopping experience
     -    Adds excitement
     -    Provides solutions to help the customer

New Store and Store Renewal Plans

*    Two-pronged real estate approach, mall and off-mall

     -    Continue to be mall-based retailer
     - Off-mall store model extends the reach of JCPenney without the dependence on new mall development
     - Performance of new store format (both mall and off-mall) continues to exceed expectations
                                       13

     - Open about 20 new stores in 2005 including about 10 relocations, 12 stores will be off-mall
     -    Expect to have about 22 off-mall stores by year-end 2005
     - Expect to open 20 to 25 new stores per year - gross square footage growth of about 1% annually
     -    Potential for up to 200 off-mall stores
     -    Have rationalized existing store base

*    Continue to allocate capital to refresh store base
     -    $200 million allocated to renovate existing stores in 2005
     - Existing store base also benefits from consistent graphics and merchandise presentation

New Customer Service Model

*    Reduce workload in stores, while improving standard of service
     - Interact with customers pleasantly and efficiently to consistently make JCPenney an easy place to shop
     - Changed signing processes, simplified the way we visually set stores, etc.
     -    Developed task management system to manage labor at the store
     -    Announced new store management structure - more efficient
     -    Expect improved salary costs and productivity

        Direct / Multi-Channel (Making the Store an Easier Place to Shop)

Increase Multi-Channel Capabilities

* Multi-channel is competitive advantage for JCPenney - leverage pre-existing catalog infrastructure
* Offers products and solutions that are relevant for the lifestyle needs of our customer
* Breadth of assortment not found at other department stores (more sizes, colors, and categories)
*    Internet continues to be the fastest growing channel
     -    Should exceed $1 billion in 2005, increase of about 25%
     -    New POS in stores 2005/2006 will offer jcpenney.com access

Dynamics of the Direct-to-Consumer Business

*    Customers are shifting from print to Internet
* Customer is less reliant on major catalogs ("Big Books"), however these catalogs remain an important part of media mix
* Specialty catalogs supplement the offering in the Big Books with freshness and newness

              Technology (Making the Store an Easier Place to Shop)

* Have implemented new, integrated technology to support our centralized business model

*    Planning and Allocation technology roll-outs:

     - Merchandise planning, store planning, assortment planning, purchase order management, allocation, replenishment, markdown optimization
     - Get the right product, in the right quantities, to the right store, at the right time

* Early gross margin and inventory turnover benefits already realized from technology and process changes

     - Additional improvement is expected in sales, gross margin, inventory productivity and expense leverage

*    POS System

     -    Rolling out new $250 million POS system in 2005/2006
     -    Improve efficiency and effectiveness of registers
     - Increased functionality and ability to process more complex sales transactions
     -    In-store access to jcpenney.com

             Financial Update (Leader in Performance and Execution)

Dramatic Transformation of Financial Profile Since 2000

* Turnaround (2000 to 2005) - defensive posture, built liquidity, capex for infrastructure

     -    Divested non-core assets (DMS, Mexico dept stores, Eckerd Drugstores)
     -    Downsized (closed 10% of stores, 40% of catalog infrastructure)
     -    Opportunistic financings

*    Transition - competitive position, capex for growth

     - Significantly improved operating performance (gross margin +700 bps since 2000)
     -    Credit metrics consistent with investment grade retailers
     -    Proactive use of liquidity - capital structure repositioning

*    Leadership  (2005  to  2009)  -  aggressive   capex  for  growth,   enhance
     shareholder value, achieve "A" credit metrics

2005 Guidance

*    Comparable department store sales up low-single digits
*    About 1% square footage growth provides additional sales
*    Catalog/Internet up low- to mid-single digits
*    Operating profit about 7.6%
*    Operating profit benefiting from both gross margin and SG&A leverage

Capital Expenditures

* Spending expected to be in the area of $700 million per year over the Long-Range Plan period

*    2005 spending comprised of

     -    New stores - $270 million

     -    Existing stores - $200 million

     -    Technology - $170 million

     -    Other - $60 million

* Company has flexibility for opportunistic purchases of real estate - incremental to plan shown above

Long-Range Plan Guidance

* Improved financial performance depends on consistent execution of the Long-Range Plan strategies
*    Sales increases in-line with 2005 expectations
*    Modest increase in gross margin over the plan period (> 39%)
* Majority of operating profit improvement from SG&A sales leverage and cost control (< 30%)
*    Targeting operating profit of approximately 9% to 9.5% of sales for 2009
* Strong credit metrics by 2009 (ROE >20%, ROIC >15%, Debt/EBITDA 1 times, cash position of about $1.5 billion)

Value Delivery

* Dividend outlook - competitive position - currently expect payout ratio of 20% to 25% of prior year earnings
*    Capital structure repositioning expected to continue
* Common stock repurchase programs expected to be funded by free cash flow and proceeds from employee stock option exercises
*    Debt reductions expected to be funded by existing cash balances
* Continued strengthening of the credit profile supports the goal of restoring investment grade credit ratings with access to commercial paper - added flexibility

EPS Drivers

* Strong customer franchise is the foundation for attaining a leadership position in retail industry
* Consistent execution of Long-Range Plan strategies will drive improved operating performance and is the most significant contributor to EPS growth through 2009
* Sales growth - comp department store sales increases, supplemented by off-mall stores and multi-channel
*    Capital structure repositioning programs enhances EPS growth


                       JCPenney Company, Inc.
                   Five-Year Financial Highlights
           (all amounts in millions except per share data)


                                                       2004          2003          2002           2001          2000

                                                     --------      --------       --------       --------     --------
Sales
   Department Stores                                 $ 15,685      $ 15,088      $ 15,020       $ 14,743      $ 14,520
   Catalog/Internet                                    2,739         2,698         2,613          3,349         4,173
                                                     --------      --------       --------       --------     --------

       Total Sales                                     18,424        17,786        17,633         18,092        18,693

   Gross Margin                                        7,139         6,620         6,334          6,082         5,940
   SG&A                                                5,827         5,830         5,634          5,529         5,692
                                                      --------      --------       --------       --------     --------

   Operating Profit                                    1,312         790           700            553           248

   Interest                                            233           261           226            231           213
   Bond Premiums and Unamortized Costs                 47            -             -              -             -
   Real Estate and Other Expense (Income)              12           (17)           59             48            333
                                                      --------      --------       --------       --------     --------

   Income from Cont Ops before Taxes                   1,020         546           415            274          (298)

   Income Taxes                                        353           182           130            92           (123)
                                                      --------      --------       --------       --------     --------
   Income from Continuing Operations                 $ 667         $ 364         $ 285          $ 182        $ (175)
                                                      =======       ========       ========       ========     ========


   Earnings per share from Continuing Operations     $ 2.23        $ 1.21        $ 0.95         $ 0.57       $ (0.79)
                                                      =======       ========       ========       ========     ========
   Comp Store Sales %                                  5.0%          0.9%          2.7%           3.4%         -2.3%
   As a percent of sales:
        Gross Margin                                   38.7%         37.2%         35.9%          33.6%         31.8%
        SG&A                                           31.6%         32.8%         32.0%          30.5%         30.5%
         Operating Profit                              7.1%          4.4%          3.9%           3.1%          1.3%
   Average Diluted Shares                              307           297           293            267           262
   Cash and Short-Term Investments                   $ 4,687       $ 2,994       $ 2,474        $ 2,840       $ 944
   Long-Term Debt, including Current Maturities        3,923       $ 5,356       $ 5,173        $ 6,060       $ 5,657







                           Executive Board Biographies

MYRON E. ULLMAN, III, chairman of the board of directors and chief executive officer of J. C. Penney Company, Inc. since December 2004. Mr. Ullman served as directeur general, group managing director of LVMH Moet Hennessy Louis Vuitton from 1999 to 2002. From 1995 to 1999, Mr. Ullman served as group chairman and chief executive officer of DFS Group Limited. From 1992 to 1995, Mr. Ullman served as chairman and chief executive officer of R.H. Macy & Co., Inc. Mr. Ullman also serves on the board of directors of Starbucks Coffee Company, Polo Ralph Lauren and Segway, LLC.


JEFFREY J. ALLISON, executive vice president and director of planning and allocation since 2000. Mr. Allison was formerly vice president of finance at Express, Inc., a division of The Limited, Inc. Prior to that, he served as director of corporate planning & analysis for the Limited, Inc., which he joined in 1990. Mr. Allison began his career with Exxon Corporation in 1986.


JOANNE L. BOBER, senior vice president, general counsel and secretary since February 2005. Ms. Bober served as senior vice president and general counsel at The Chubb Corporation from 1999 to 2005. Prior to 1999, Ms. Bober held positions including senior vice president, general counsel and secretary at General Signal Corporation and partner at Jones, Day, Reavis and Pogue, where she worked for 13 years. Ms. Bober began her career as an attorney with Moore & Peterson in 1980.

MICHAEL J. BOYLSON, executive vice president and chief marketing officer since 2003. Previously, Mr. Boylson served as vice president and director of marketing planning and promotions. Mr. Boylson began his career with JCPenney in 1978 and has held a variety of positions including catalog media manager, regional business planning manager, store manager and district manager.

ROBERT B. CAVANAUGH, executive vice president and chief financial officer since 2001. From 1999 to 2001, he served as executive vice president and chief financial officer of Eckerd Drug Stores. Prior to that, he held positions of increasing responsibility, and was elected treasurer in 1995. Mr. Cavanaugh joined JCPenney in 1978 from General Telephone and Electronics Corp.

KATHI S. CHILD, senior vice president and director of human resources since July 2004. Ms. Child joined the company in 1988 and has served in various positions in the human resources department, most recently as director of compensation and benefits. Prior to joining JCPenney, she worked at Coopers & Lybrand from 1985 to 1988 and at Jackson & Walker from 1981 to 1984.

CHARLES CHINNI, executive vice president and general merchandise manager for the home, fine jewelry, family footwear and women's accessories divisions. He joined JCPenney in 2001 from Strouds, where he served as chairman and CEO. Previously, Mr. Chinni was executive vice president of merchandising for Kmart Corp. and also president of merchandise for Macy's/Bamberger's.

THOMAS A. CLERKIN, senior vice president and director of finance for stores, catalog and Internet since 2001. Mr. Clerkin joined JCPenney in 1971 in the catalog division, and subsequently held a variety of management positions of increasing responsibility in personnel, administrative services, treasurer's, specialty retailing and planning and research.

GARY L. DAVIS, executive vice president, chief human resources and administration officer since 1996. Mr. Davis joined JCPenney in 1964 and subsequently held a number of store, district and regional management positions. During his extensive career with the company, he has served as regional president, director of stores coordination, director of geographic markets, and assistant director of corporate personnel.

BERNARD D. FEIWUS, senior vice president and chief operating officer of JCPenney Direct. Mr. Feiwus joined JCPenney in 2001 from eRewards.com, where he served as president. He also served as president of Brierley & Partners and spent 19 years at Neiman Marcus, including eight years as president and CEO of Neiman Marcus Direct.

CHARLES F. FOUGHTY, senior vice president and director of store environment since 2001. Mr. Foughty previously served as president of the women's apparel division and catalog merchandising director. He started his extensive career with JCPenney in 1966 and has held a number of store, district and home office positions of increasing responsibility.

KEN C. HICKS, president and chief merchandising officer since January 2005. Mr. Hicks joined JCPenney in 2002 as president and chief operating officer of JCPenney stores and merchandise operations. Previously, Mr. Hicks was president of Payless Shoe Source and executive vice president of merchandising and programming for Home Shopping Network. Mr. Hicks has held a number of senior merchandise positions at May Department Stores and was a senior manager at McKinsey & Co. consultants.

JOHN W. IRVIN, executive vice president and president of catalog and Internet since 2002. Mr. Irvin joined JCPenney in 2001 and was elected to his current position in 2002. Previously, Mr. Irvin was president and CEO of Spiegel, Inc. In his more than 30-year career, he has held senior positions at Mervyn's, Maison Blanche Department Stores, the Dallas Market Center, Sanger-Harris and Foley's.

LANA CAIN KRAUTER, executive vice president and general merchandise manager of the men's and children's divisions since 2003. Prior to joining JCPenney, Ms. Krauter was president and chief merchandising officer for Goody's Family Clothing. She previously held senior merchandise management positions at Sears, Stage Stores and Joske's of Texas.

JAMES W. LaBOUNTY, senior vice president and director of supply chain since 2004. He previously served as director of procurement and strategic sourcing. Mr. LaBounty joined JCPenney in 2001 after serving as practice director, Integrated Procurement Strategies at Perot Systems and previously as director of procurement and financial processes, SupplySource, at Electronic Data Systems. In 1995, he completed a 28-year career in the U.S. Army in logistics and procurement.

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




PETER M. McGRATH, executive vice president and director of product development, trend and quality and sourcing since 2001. Mr. McGrath joined JCPenney in 1973 and has held positions including vice president and director of JCPenney private brands, vice president and director of quality and sourcing, and director of merchandising for the children's division. Mr. McGrath is currently chairman of the United States Association of Importers of Textiles and Apparel, chairman of the National Retail Federation's International Trade Action Committee and a member of the executive committee on the U.S.D.A. Cotton Board.

STEVEN F. RAISH, executive vice president and chief information officer since 2001. From 1999 to 2001, he served as president of the company's ACT initiative to centralize store and merchandising operations. Mr. Raish's extensive career with JCPenney began in 1972. He has held a variety of positions, including president of the home and leisure division; director of stores coordination; director of geographic markets; manager of store systems and inventory; store manager; and district manager.

ELIZABETH H. SWENEY, executive vice president and general merchandise manager of the women's apparel division. Ms. Sweney joined JCPenney in 2000. Prior to joining JCPenney, Ms. Sweney held several senior-level positions at Kellwood Co., including executive vice president of Sag Harbor and president of several moderate sportswear businesses. Prior to joining Kellwood Co., Ms. Sweney spent 17 years with Montgomery Ward & Co.

MICHAEL W. TAXTER, executive vice president, director of JCPenney stores since 2002. Mr. Taxter was named senior vice president and director of JCPenney stores in 1999, and director of strategic development in 1998. Mr. Taxter joined JCPenney in 1971. Previous positions during his career with the company include regional president, director of stores coordination, district manager and store manager.

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

Investor Relations


Robert Johnson
Vice President, Director of Investor Relations
rvjohnso@jcpenney.com
972.431.2217


Edward Merritt
Manager of Investor Relations
emerritt@jcpenney.com
972.431.8167


Jeanne Rae
jrae1@jcpenney.com
972.431.3436



           Or visit our Investor Relations website @ www.jcpenney.net



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